AllianceBernstein Multi-Market Strategy Trust
811-06251


Exhibit 77C
Matters submitted to a vote of security holders

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RESULTS OF SHAREHOLDERS MEETING
(unaudited)

A Special Meeting of AllianceBernstein Multi-Market Strategy Trust (the "Fund") was held on November 15, 2005 and adjourned until December 6, 2005 and December 19, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Fund's fundamental investment objective as non-fundamental with changes to the Fund's investment objective, the required number of outstanding shares were voted in favor of each proposal, and each proposal was approved. At the December 19, 2005 Meeting, with respect to the second item of business, the approval to amend and restate the Charter of the Fund, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Fund's proxy statement):

                                    Voted          Withheld
                                    For            Authority
1. The election of the Directors,
   each such Director to serve a
   term of an indefinite duration
   and until his or her successor
   is duly elected and qualifies.
   Ruth Block                       18,344,046       870,327
   David H. Dievler                 18,341,896       872,477
   John H. Dobkin                   18,351,034       863,339
   Michael J. Downey                18,345,670       868,703
   William H. Foulk, Jr.            18,340,886       873,488
   D. James Guzy                    18,142,080     1,072,293
   Marc O. Mayer                    18,315,434       898,939
   Marshall C. Turner, Jr.          18,349,842       864,531

                                Voted        Voted                 Broker
                                For          Against    Abstained  Non-Votes
2. The amendment and
   restatement of the Fund's
   charter, which repealed in
   its entirety all currently
   existing charter provisions
   and substituted in lieu
   thereof new provisions set
   forth in the Form of
   Articles of Amendment and
   Restatement attached to the
   Fund's Proxy Statement as
   Appendix D.                  15,528,914   626,268    1,049,976          0

3. The amendment, elimination,
   or reclassification as
   non-fundamental of the
   fundamental investment
   restrictions regarding:

3.B. Issuing Senior Securities
     and Borrowing Money        13,524,498   780,449      596,324  4,313,103
3.D. Concentration of
     Investments                13,651,551   686,080      563,640  4,313,103
3.E. Real Estate and Companies
     that Deal in Real Estate   13,618,807   729,215      553,249  4,313,103
3.F. Commodity Contracts and
     Futures Contracts          13,559,661   772,717      568,892  4,313,103
3.G. Loans                      13,531,210   802,090      567,071  4,313,103
3.H. Joint Securities Trading
     Accounts                   13,610,028   726,534      564,708  4,313,103
3.I. Exercising Control         13,636,062   695,939      569,268  4,313,103
3.J. Other Investment Companies 13,594,299   719,274      587,697  4,313,103
3.K. Oil, Gas and Other Types
     of Minerals or Mineral
     Leases                     13,689,688   697,586      513,997  4,313,103
3.L. Purchases of Securities on
     Margin                     13,484,472   851,797      565,001  4,313,103
3.M. Short Sales                13,496,689   815,701      588,880  4,313,103
3.N. Pledging, Hypothecating,
     Mortgaging, or Otherwise
     Encumbering Assets         13,438,549   892,778      569,943  4,313,103
3.P.  Warrants                  13,537,361   770,184      593,726  4,313,103

4.a Approval of the
    reclassification of the
    Fund's fundamental
    investment objective as
    non-fundamental with
    changes to the Fund's
    investment objective.       13,219,353   829,021      852,896  4,313,103


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